Section 2: EX-99.1 (EX-99.1)

Exhibit 99.1

StoneCastle Financial Corp. Reports Second Quarter 2019 Results

NEW YORK, August 8, 2019 – StoneCastle Financial Corp. (Nasdaq: BANX) (“StoneCastle Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the second fiscal quarter ended June 30, 2019.

Second Quarter 2019 Investment Highlights:

•	Invested $4.5 million in two investments

•	Received full call proceeds of $12.9 million from three investments

Investment Activity in the Second Quarter 2019 Included:

•	Invested $4.4 million in Fidelity Federal Bancorp, Fixed Rate Cumulative Perpetual Preferred Stock Series A, 9%

•	Invested $51,000 in Fidelity Federal Bancorp, Fixed Rate Cumulative Perpetual Preferred Stock, Series B, 9%

A complete listing of investments as of the end of the quarter can be found on the Company’s website at www.stonecastle-financial.com.

The estimated annualized yield generated by the invested portfolio as of June 30, 2019 (excluding cash and cash equivalents) was approximately 9.16%.

Second Quarter 2019 Financial Results

Net investment income was $2,466,244 or $0.38 per share, comprised of $4,043,437 gross income and $1,577,193 of expenses. Net Assets at quarter end were $142,937,337. The Company’s Net Asset Value was $21.80 per share. The unrealized appreciation of the portfolio increased by $1,235,125, or $0.19.

In the second quarter, the Company paid a cash distribution of $0.38 per share. The distribution was paid on June 26, 2019 to shareholders of record at the close of business on June 20, 2019.

The Company had $24 million outstanding on its $62.0 million credit facility at the quarter end, which represents approximately 14% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

As of the close of business on June 30, 2019, the Company had total assets of $168,153,822 consisting of total investments of $165,115,844, cash of $159,250, and other assets of $2,878,728. Other assets include interest and dividends receivable of $2,226,763 and prepaid assets of $651,965.

During the quarter, the Company invested a total of $4,490,000 in Fidelity Federal Bancorp Fixed Rate Cumulative Perpetual Preferred Series A and B, 9%. The Company received full call proceeds of $12,899,000 from three investments.

Quarterly Conference Call

StoneCastle Financial will host a webcast and conference call on August 8, 2019 at 5:00 pm Eastern time.

The conference call can be accessed by dialing 1-877-407-9039 for domestic callers or 1-201-689-8470 for international callers. Participants may also access the call via live webcast by visiting StoneCastle Financial’s investor relations website at www.stonecastle-financial.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on August 22, 2019. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 13691505. The archive of the webcast will be available on the Company’s website for a limited time.

About StoneCastle Financial Corp.

StoneCastle Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” StoneCastle Financial intends to make long-term, passive, non-control investments in community banks seeking capital for organic growth, acquisitions, share repurchases and other refinancing activities. Its investment objective is to provide current income and, to a lesser extent, capital appreciation. StoneCastle Financial is managed by StoneCastle Asset Management LLC.

Disclaimer and Risk Factors:

There is no assurance that StoneCastle Financial will achieve its investment objective. StoneCastle Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of StoneCastle Financial may not be appropriate for all investors. Investors should review and consider carefully StoneCastle Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results. Learn more at www.stonecastle-financial.com.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at www.stonecastle-financial.com, and may discuss these or other factors that affect the Company.

CONTACT: Investor Contact:

Julie Muraco

347-887-0324

STONECASTLE FINANCIAL CORP.

Statement of Assets and Liabilities (unaudited)

	June 30, 2019	March 31, 2019
Assets
Investments in securities, at fair value (cost: $164,361,636 and $173,545,428 respectively)	$165,115,844	$173,064,511
Cash	159,250	5,566,326
Interest and dividends receivable	2,226,763	1,936,971
Prepaid assets	651,965	749,793
Total assets	168,153,822	181,317,601

Liabilities
Loan payable	24,000,000	38,000,000
Investment advisory fee payable	733,082	783,180
Loan interest payable	3,672	238,916
Directors fee payable	5,876	1,534
Accrued expenses payable	473,855	505,662
Total liabilities	25,216,485	39,529,292
Net Assets	$142,937,337	$141,788,309

Net Assets consist of:
Common stock at par ($0.001 per share)	$6,557	$6,555
Paid-in-Capital	143,826,543	143,778,146
Total distributable earnings / (loss)	(895,763)	(1,996,392)
Net Assets	$142,937,337	$141,788,309

Net Asset Value Per Share:
Common Stock Shares Outstanding	6,557,261	6,554,983
Net asset value per common share	$21.80	$21.63
Market price per share	$21.81	$21.43
Market price premium / (discount) to net asset value per share	0.05%	-0.92%

STONECASTLE FINANCIAL CORP.

Statement of Operations (unaudited)

	For The Three Months Ended June 30, 2019	For The Three Months Ended March 31, 2019
Investment Income
Interest	$2,826,558	$3,056,839
Dividends	1,091,134	1,056,299
Origination fee income	41,127	13,527
Other Income (service fees and due diligence fees)	84,618	108,885
Total Investment Income	4,043,437	4,235,550

Expenses
Investment advisory fees	733,081	783,180
Interest expense	361,786	527,794
Professional fees	88,773	113,772
Transfer agent, custodian fees and administrator fees	72,364	51,031
Directors’ fees	58,835	56,959
Bank administration fees	40,017	36,251
ABA marketing and licensing fees	37,434	36,875
Investor relations fees	30,865	30,526
Delaware franchise tax	22,694	21,420
Insurance expense	17,951	17,753
Valuation fees	14,988	16,707
Printing	14,511	8,648
Miscellaneous fees (proxy, rating agency, etc.)	83,894	52,804
Total expenses	1,577,193	1,753,720
Net Investment Income	$2,466,244	$2,481,830

Realized and Unrealized Gain / (Loss) on Investments
Net realized loss on investments	$(109,845)	$(91,503)
Net change in unrealized appreciation on investments	1,235,125	1,414,753
Net realized and unrealized gain / (loss) on investments	1,125,280	1,323,250
Net Increase in Net Assets Resulting From Operations	$3,591,524	$3,805,080

STONECASTLE FINANCIAL CORP.

Financial Highlights (unaudited)

For The Three Months Ended June 30, 2019
Per Share Operating Performance
Net Asset Value, beginning of period	$21.63

Net investment income(1)	$0.38
Net realized and unrealized gain on investments(1)	$0.17
Total from investment operations	$0.55

Less distributions to shareholders
From net investment income	$(0.38)
Total distributions	$(0.38)

Net asset value, end of period	$21.80

Per share market value, end of period	$21.81

Total Investment Return (2)
Based on market value	3.59%
Based on net asset value	2.59%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$142.9

Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	4.44%
Expenses after waivers(5)*	4.44%
Net investment income(6)*	6.95%
Portfolio turnover rate **	3%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$24,000
Asset coverage per $1,000 for revolving credit agreement(7)	6,956

(1)	Based on the average shares outstanding during quarter.
(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.
(3)	Excluding interest expense, the ratio would have been 3.42%.
(4)	Ratio of expenses before waivers to average managed assets equals 3.62%.
(5)	Ratio of expenses after waivers to average managed assets equals 3.62%.
(6)	Ratio of net investment income to average managed assets equals 5.66%.
(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized